UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2019

ABRAXAS PETROLEUM CORPORATION

(Exact name of registrant as specified in charter)

Nevada	1-16071	74-2584033
(State or other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation or organization)		Identification No.)

18803 Meisner Drive San Antonio, Texas	78258
(Address of principal executive offices)	(ZIP Code)

(Registrant’s telephone number, including area code) (210) 490-4788

None

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	AXAS	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Master Assignment and Acceptance Agreement, Waiver, and Amendment No. 9 to Third Amended and Restated Credit Agreement (the “Amendment”)

On November 13, 2019, Abraxas Petroleum Corporation (“Abraxas”) (NASDAQ:AXAS) and its subsidiary guarantors entered into a Master Assignment and Acceptance Agreement, Waiver, and Amendment No. 9 to Third Amended and Restated Credit Agreement (the “Amendment”) with Société Générale, as administrative agent and issuing lender, and the lenders party thereto, pursuant to which the parties agreed to, among other things, waive Abraxas’ default with respect to the credit facility, redetermine the borrowing base, add Morgan Stanley Capital Administrators Inc. as a new lender to the credit facility, and consent to the release of certain mortgaged properties in Montana and Wyoming. A copy of the Amendment is attached to this report as Exhibit 10.1. The Third Amended and Restated Credit Agreement, as amended, including the Amendment, is referred to herein as the “First Lien Credit Agreement”.

For the fiscal quarter ended September 30, 2019, Abraxas failed to have a current ratio greater than 1.00 to 1.00, in violation of the current ratio financial covenant under the First Lien Credit Agreement (as in effect prior to the Amendment). Subject to the terms and conditions of the Amendment, Société Générale and each of the other lenders permanently waived such default and agreed not to charge default interest with respect to such default. In accordance with provisions governing the calculation of the borrowing base under the First Lien Credit Agreement, Abraxas, Société Générale, and the lenders agreed that concurrently with the effectiveness of the Amendment, the borrowing base would be redetermined from $207.5 million to $135.0 million, with the new borrowing base amount to remain in effect until the next redetermination, (April 2020), or adjustment of the borrowing base pursuant to the First Lien Credit Agreement. Simultaneously with the effectiveness of the Amendment, Morgan Stanley Capital Administrators Inc. was added to the credit facility as a new lender and agreed to be bound by the terms and provisions of the First Lien Credit Agreement in all respects. Subject to the terms and conditions of the Amendment, Société Générale and the lenders consented to the release and discharge of liens granted on the oil and gas properties and any related as-extracted collateral and fixtures located in Montana and Wyoming constituting mortgaged properties in connection with the mortgaging of additional oil and gas properties in Texas and North Dakota.

At closing, the borrowing base under Abraxas’s credit facility was set at $135 million and approximately $94 million was drawn, leaving $41 million of available liquidity under the facility.

The Amendment contains representations and warranties that Abraxas made as of specific dates. Except for its status as a contractual document that establishes and governs the legal relations among the parties, the Amendment is not intended to be a source of factual, business, or operational information about any of the parties thereto. The representations and warranties were made as of specific dates, only for purposes of the proposed transactions, and solely for the benefit of the parties to the Amendment. These representations and warranties may be subject to limitations agreed between the parties, including being qualified by disclosures between the parties. The representations and warranties may have been made to allocate risks among the parties, including where the parties do not have complete knowledge of all facts, instead of establishing matters as facts. Furthermore, those representations and warranties may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the date of the Amendment. Moreover, information concerning the subject matter of such representations and warranties may change after the date of these representations and warranties, which may or may not be fully reflected in the parties’ public disclosures.

The foregoing summary of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Second Lien Credit Agreement

On November 13, 2019, Abraxas entered into the $100,000,000 Term Loan Credit Agreement (the “Second Lien Credit Agreement”) with Angelo Gordon Energy Servicer, LLC, as administrative agent, and certain other lenders party thereto, consisting of a $100 million maximum commitment. The second lien credit facility is secured by substantially all of the assets of Abraxas and its subsidiaries. The net proceeds from the financing are estimated to be approximately $95 million, all of which was used to pay down Abraxas’s existing first lien credit facility, including amounts required to be repaid as a result of the borrowing base redetermination. On November 13, 2019, the outstanding balance on the second lien credit facility was $100 million. A copy of the Second Lien Credit Agreement is attached to this report as Exhibit 10.2.

Outstanding amounts under the second lien credit facility bear interest at the following rates: (a) if such loan is a reference rate loan, a rate per annum equal at all times to the Adjusted Reference Rate plus 8.00%, (b) if such loan is a Eurodollar loan, at a rate per annum equal to the Adjusted LIBO Rate, plus 9.0%, and (c) at any time an event of default exists, after as well as before judgment, at the rate then applicable to such amount payable plus an additional three percent (3%) per annum. The loans under the second lien credit facility were issued with an original issue discount of 3.50% of par.

Subject to earlier termination rights and events of default, the stated maturity date of the second lien credit facility is November 13, 2022. Interest is payable quarterly on reference rate loans and at the end of each three-month interest period on Eurodollar loans. Abraxas is permitted to prepay the loans in whole or in part, in compliance with certain notice and dollar increment requirements, and subject to payment of a Make Whole Amount, where applicable. “Make Whole Amount” means, calculated as of any date occurring during the period commencing on the Closing Date (as defined in the Second Lien Credit Agreement) and ending on the first anniversary of the Closing Date, the sum of the interest payments (calculated on the basis of the interest rate as of the date of the relevant prepayment without discount) that would have accrued and been paid from such date to the first anniversary of the Closing Date on the principal amount of all loans optionally prepaid, loans mandatorily prepaid, and all loans accelerated or that otherwise become due upon the occurrence of certain triggering “Make Whole Events”.

Each of Abraxas’ subsidiaries has guaranteed the obligations under the Second Lien Credit Agreement. Obligations under the Second Lien Credit Agreement are secured by a first priority perfected security interest, subject to certain permitted liens, including those securing the indebtedness under the first lien credit facility to the extent permitted by the Intercreditor Agreement, of even date with the Second Lien Credit Agreement, among Abraxas, Abraxas’ subsidiary guarantors, Angelo Gordon Energy Servicer, LLC and Société Générale, in all of Abraxas’ subsidiary guarantors’ material property and assets. The collateral is required to include properties comprising at least 90% of the PV-9 of Abraxas’ Proven Reserves and 95% of the PV-9 of the PDP Reserves of Oil and Gas Properties.

Under the Second Lien Credit Agreement, Abraxas is subject to customary covenants. The Second Lien Credit Agreement also contains customary events of default, including nonpayment of principal or interest, violation of covenants, cross default and cross acceleration to certain other indebtedness, bankruptcy and material judgments, and liabilities.

The Second Lien Credit Agreement contains representations and warranties that Abraxas made as of specific dates. Except for its status as a contractual document that establishes and governs the legal relations among the parties, the Second Lien Credit Agreement is not intended to be a source of factual, business, or operational information about any of the parties thereto. The representations and warranties were made as of specific dates, only for purposes of the proposed transactions, and solely for the benefit of the parties to the Second Lien Credit Agreement. These representations and warranties may be subject to limitations agreed between the parties, including being qualified by disclosures between the parties. The representations and warranties may have been made to allocate risks among the parties, including where the parties do not have complete knowledge of all facts, instead of establishing matters as facts. Furthermore, those representations and warranties may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the date of the Second Lien Credit Agreement. Moreover, information concerning the subject matter of such representations and warranties may change after the date of these representations and warranties, which may or may not be fully reflected in the parties’ public disclosures.

Angelo Gordon Energy Servicer, LLC is Administrative Agent of the Second Lien Facility and an affiliate of the sole lender.

Petrie Partners is serving as financial advisor to Abraxas and Dykema Gossett PLLC is acting as Abraxas’ legal counsel.

Abraxas Petroleum Corporation is a San Antonio based crude oil and natural gas exploration and production company with operations across the Rocky Mountain and Permian Basin regions of the United States.

The foregoing summary of the Second Lien Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Second Lien Credit Agreement filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Intercreditor Agreement

On November 13, 2019, Abraxas and its subsidiaries entered into the Intercreditor Agreement (the “Intercreditor Agreement”) with Société Générale, as representative for the secured parties with respect to the liens securing the obligations under the First Lien Credit Agreement (the “Senior Secured Parties”), and Angelo Gordon Energy Servicer, LLC, as representative for the secured parties with respect to the liens securing the obligations under the Second Lien Credit Agreement (the “Junior Secured Parties”), wherein any lien or obligation on the shared collateral granted to the Senior Secured Parties shall have priority over and be senior in all respects and prior to any lien or obligation on the shared collateral granted to the Junior Secured Parties. A copy of the Intercreditor Agreement is attached to this report as Exhibit 10.3.

The Intercreditor Agreement contains representations and warranties that Abraxas made as of specific dates. Except for its status as a contractual document that establishes and governs the legal relations among the parties, the Intercreditor Agreement is not intended to be a source of factual, business, or operational information about any of the parties thereto. The representations and warranties were made as of specific dates, only for purposes of the proposed transactions, and solely for the benefit of the parties to the Amendment. These representations and warranties may be subject to limitations agreed between the parties, including being qualified by disclosures between the parties. The representations and warranties may have been made to allocate risks among the parties, including where the parties do not have complete knowledge of all facts, instead of establishing matters as facts. Furthermore, those representations and warranties may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the date of the Intercreditor Agreement. Moreover, information concerning the subject matter of such representations and warranties may change after the date of these representations and warranties, which may or may not be fully reflected in the parties’ public disclosures.

The foregoing summary of the Intercreditor Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of Intercreditor Agreement filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent required by Item 2.03 of Form 8-K, the information set forth under Item 1.01 above hereby is incorporated into this Item 2.03 by reference.

Item 7.01. Regulation FD Disclosure.

On November 13, 2019, Abraxas issued a press release announcing the closing of the Second Lien Credit Agreement and certain other matters. The text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information furnished pursuant to this Item 7.01 (including Exhibit 99.1) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information furnished pursuant to Item 7.01 shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01. Financial Statements and Exhibits.

D.	Exhibits.

Exhibit No.	Description

Exhibit 10.1	Master Assignment and Acceptance Agreement, Waiver, and Amendment No. 9 to Third Amended and Restated Credit Agreement.

Exhibit 10.2

$100,000,000 Term Loan Credit Agreement among Abraxas Petroleum Corporation, as Borrower, the lenders party thereto, as lenders, and Angelo Gordon Energy Servicer, LLC, as Administrative Agent, Sole Lead Arranger, and Sole Bookrunner.

Exhibit 10.3

Intercreditor Agreement among Abraxas Petroleum Corporation, as Borrower, the other Grantors party thereto, Société Générale, as Senior Representative for the Senior Secured Parties, and Angelo Gordon Energy Servicer, LLC, as Junior Representative for the Junior Secured Parties.

Exhibit 99.1	Press Release, dated November 13, 2019, announcing the closing of the Second Lien Credit Facility and certain other matters.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABRAXAS PETROLEUM CORPORATION

By: /s/ Steven P. Harris

Steven P. Harris

Vice President, Chief Financial Officer

Dated: November 19, 2019